                                                                    EXHIBIT 10.2

                             CASH SERVICES AGREEMENT

         This agreement (the "AGREEMENT") is made to be effective as of December 17, 2002, by and between ACE CASH EXPRESS, INC., a Texas corporation ("ACE") and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION ("TEXAS CAPITAL").

                                   WITNESSETH:

         A. ACE has leased a series of cash disbursement Self-Service Machines (individually, an "SSM" and collectively, "SSMS") from Diebold Credit Corporation or Diebold, Incorporated, or both, or other lessees acceptable to Texas Capital ("LESSORS") which are located in the offices of H&R Block Tax Services, Inc. ("H&R") listed on EXHIBIT A hereto, as amended with the consent, in its sole discretion, of Texas Capital ("COVERED SSMS")

         B. ACE and Texas Capital desire that, among other things, Texas Capital furnish the U.S. currency, which for purposes of this Agreement shall include
(i) all cash in Covered SSMs, (ii) any Texas Capital cash in the vault of its Contractor (defined below) or otherwise in Contractor's possession or control that was requested by ACE from Texas Capital in connection with this Agreement, and (iii) any Texas Capital cash in the vaults of its Correspondents (defined below) or otherwise in any Correspondent's possession or control that was requested by ACE from Texas Capital in connection with this Agreement (collectively, the "CASH").

         C. Cash will be used to stock the Covered SSMs in order to permit cash withdrawals therefrom by customers of H&R pursuant to tax refund and tax loan checks cashed in the Covered SSMs ("ICB CHECKS") issued by Imperial Capital Bank ("ICB") as advance fundings of income tax refunds.

         D. In order to facilitate the availability of Cash under this Agreement, Texas Capital may, from time to time, deposit U.S. currency into the vaults of its correspondents listed on ANNEX III hereto (each a "CORRESPONDENT" and collectively, the "CORRESPONDENTS").

         E. Ten (10) of the Covered SSMs will permit Cash withdrawals without use of ICB Checks (the "Non-Check SSMs") and reimbursement for such Cash withdrawals shall be pursuant to an electronic presentment agreement satisfactory to Texas Capital and subject to appropriate intercreditor agreement with U.S. Bank National Association and DZ Bank AG Deutsche
Zentral-Genossenschaftbank Frankfurt am Main, as Administrative Agent.

         NOW THEREFORE, in consideration of the premises herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

         1. Services

         (a) Texas Capital will provide Texas Capital's Cash to be loaded by its Contractor (defined below) into Covered SSMs for disbursement to H&R customers that cash ICB checks. No ownership of the Cash or any ICB Checks shall accrue, transfer or otherwise inure to ACE or any of its agents or affiliates.


                                                         CASH SERVICES AGREEMENT

         (b) All handling of Non-Vault Cash (defined below), including all loading and unloading of any of the Cash into or out of any of the Covered SSMs and all counting and verification of Cash before it is placed in machine cassettes and after its removal from machine cassettes for transfer to the Correspondents, shall be performed by Loomis Fargo & Co. ("CONTRACTOR") for Texas Capital pursuant to a contract with Texas Capital. "NON-VAULT CASH" means Cash that is not in a Correspondent's vault.

         (c) ACE has leased the Covered SSMs from Lessors and has entered into an SSM servicing agreement pursuant to which Lessors service and maintain the Covered SSMs. Neither Texas Capital nor any of its agents shall have any responsibility for the repair, maintenance, care, or servicing of the Covered SSMs.

         (d) All of the Cash, ICB Checks, Settlement Funds (hereinafter defined), Collection Account (hereinafter defined) and Fee/Expense Account (hereinafter defined) are, and shall remain, the property of Texas Capital and shall be treated by Texas Capital as its asset. Texas Capital shall have full title, use, rights and benefits of and to the Cash and ICB Checks during the time that they are in the possession, custody or control of Contractor or any Correspondent or stored in any Covered SSM and, in the case of Cash, until such time as the Cash is dispensed from any of the Covered SSMs to customers of H&R in accordance with this Agreement and the operating procedures described on ANNEX I hereto. Neither the Cash, ICB Checks, Settlement Funds, Collection Account nor the Fee/Expense Account shall at any time become the property of ACE or any of its agents. Neither the Cash, ICB Checks nor the Settlement Funds shall be commingled with any other cash or accounts in the possession, custody or control of Contractor or ACE. ACE confirms and agrees that neither it nor any affiliate has any interest or any other right in the Cash, ICB Checks, Settlement Funds, Collection Account, EP Amounts (hereinafter defined), or Fee/Expense Account. "SETTLEMENT FUNDS" means an amount equal to the aggregate of any and all Settlement Amounts (hereafter defined) at any time, and from time to time, now or hereafter required to be remitted to the Reserve Account in accordance with SUBPARAGRAPH 5(d) of this Agreement.

         (e) ACE shall not have access to, or use of, any of the Cash after delivery of the Cash to Contractor, whether during transportation or storage by Contractor or any Correspondent or while it is stored in the machine cassettes in the Covered SSMs, except that Lessors, the SSM servicing contractor, shall be allowed to provide scheduled and unscheduled repair and maintenance to the Covered SSMs in accordance with the terms of Operating Agreement between Lessors and ACE (collectively, as amended, renewed, extended, or restated, the "OPERATING AGREEMENT"). Once any of the Cash is delivered by Texas Capital to Contractor or any Correspondent, it shall only be transported or stored by Contractor or a Correspondent and finally placed in one of the Covered SSMs pursuant to the terms of the Cash Vault Services Agreement dated May 1, 1999 (as amended), and the Armored Car Service Agreement dated May 1, 1999 (as amended) (collectively the "CONTRACTOR AGREEMENT") by and between Texas Capital and Contractor and the Operating Agreement.

         (f) During the term of this Agreement, the only U.S. currency to be placed in any of the Covered SSMs shall be Texas Capital's Cash. None of the Cash shall be placed in any SSMs other than the Covered SSMs.


                                       2                 CASH SERVICES AGREEMENT

         (g) Texas Capital may, for the purposes of reporting pursuant to Regulation D of the Federal Reserve Board (12 CFR Section 204), treat the Cash under this Agreement as "vault cash" on a continuous basis, and no other financial institution (including Correspondents) shall report, treat or consider such funds as "vault cash" for any similar reporting purposes.

         (h) Any and all Cash, ICB Checks and Settlement Funds collected or received by ACE shall be held by ACE in trust, custody and safekeeping for the benefit of Texas Capital. ACE shall have no claim to, nor right of withdrawal of, Cash or Settlement Funds except to deliver such funds to the Reserve Account in accordance with PARAGRAPH 5(d). The services provided in this Agreement are in the nature of a bailment by Texas Capital for the mutual benefit of the parties hereto and not as a transfer of ownership or any other property interest. The Cash, ICB Checks and Settlement Funds shall not be subject to any manner of lien, security interest, attachment or other process or agreement created by, or relating to the property of, ACE or any of its affiliates, nor shall ACE or any of its affiliates intentionally take any action that could cause the Cash, ICB Checks or Settlement Funds to be treated as property of ACE or any affiliate, nor shall ACE or any affiliate intentionally take any action that could cause the Cash, ICB Checks or Settlement Funds to be treated as property of ACE's or any affiliate's estate in a bankruptcy proceeding. It is expressly agreed between ACE and Texas Capital that ACE shall take all necessary and reasonable steps to identify and protect Texas Capital's property rights in the Cash, ICB Checks and the Settlement Funds. ACE and Texas Capital expressly agree that ACE has no possessory or ownership rights to the Cash, ICB Checks and the Settlement Funds under Section 541 of the Bankruptcy Code, 11 U.S.C. Section 541.

         (i) Upon written notice from Texas Capital, ACE shall use all commercially reasonable efforts to comply or arrange for compliance with any regulatory requirement imposed upon Texas Capital with respect to Covered SSMs and the security of the Cash, ICB Checks and the Settlement Funds subject to this Agreement, and with respect to any record-keeping or reporting requirement imposed on Texas Capital relating to the Cash, ICB Checks and the Settlement Funds, including, without limiting the generality of the foregoing, the provisions of the regulations of the Office of the Comptroller of the Currency, regarding minimum security devices and procedures, 12 C.F.R. Section 21.1, and the provisions of the Bank Protection Act, as amended, 12 U.S.C. Section 1882 et seq., as such provisions relate to the Covered SSMs in off-premises locations. ACE shall fully cooperate with Texas Capital by furnishing all information required by Texas Capital to meet such regulatory requirements. In the event Texas Capital is or becomes subject to any legal or regulatory notice or action which could adversely affect ACE's uninterrupted operation of the Covered SSMs, Texas Capital shall, if not otherwise prohibited by law or regulation, notify ACE of such event and shall, use commercially reasonable efforts to continue performance of Texas Capital's obligations under this Agreement.

         (j) Contractor will provide to Texas Capital and ACE (1) a strap counting report each time it picks up Cash from a Correspondent verifying the Cash received, and (2) a report of Cash removed from Covered SSMs each time Cash is picked up from Covered SSMs.

         2. Delivery of the Cash

         (a) Subject to the availability of sufficient U.S. currency to Texas Capital, Texas Capital will cause to be made available to Contractor or Correspondents, or both, the Cash


                                       3                 CASH SERVICES AGREEMENT
required to stock the Covered SSMs (or be available for restocking) in the amount requested by ACE, which amount shall not exceed: (i) * ($*) per Covered SSM; or (ii) the aggregate sum of One-Hundred Million Dollars ($100,000,000.00) which shall include, for purposes of computing the aggregate amount, ICB Checks for which Texas Capital shall not have received funds, unreimbursed amounts of Cash withdrawn from Non-Check SSMs ("EP Amounts") and all Cash. Notwithstanding the foregoing, in no event shall Cash in any Non-Check SSM exceed * ($*) and no Cash shall be placed in any Non-Check SSM if, for any reason whatsoever, the unreimbursed amount due to Texas Capital for Cash withdrawals from Non-Covered SSMs is outstanding later than the first business day after receipt of funds by U.S. Bank National Association or is greater than the aggregate amount then held by Texas Capital in the Reserve Account.

         (b) ACE shall provide Texas Capital's Correspondents with a request to deliver to Contractor (which, solely with respect to currency, shall be for a specified number of bundles) via the Correspondent's fax or touch-tone cash ordering service two (2) business days before the business day Cash is to be supplied to Contractor that specifies the amount and denomination of Cash to be supplied to Contractor that is required to replenish the supply of currency and coin in the Covered SSMs and will simultaneously send a file to Texas Capital's electronic cash ordering service and to Contractor a confirmation of the order listing the amount, Correspondent to whom the request was made, denominations of cash ordered and machine locations to which the Cash will be delivered. In the event that ACE desires to change the amount of Cash to be supplied from the amount reflected on the order, ACE shall provide Texas Capital, Contractor and the applicable Correspondents a change request reflecting the changed amount by 9:00 a.m. (Central Standard Time) on the business day immediately preceding the business day that the Cash is to be delivered to a Contractor. For the purposes of this Agreement, "BUSINESS DAY" means any day on which the offices of Texas Capital are open to the public for carrying on substantially all business functions, other than Saturday or Sunday. Cash requested by ACE will be delivered on the later of (i) two business days after the business day on which the Cash is requested by ACE or (ii) the first business day following the business day on which the applicable Federal Reserve Bank (defined hereinafter) or Correspondent makes such Cash available to Contractor for the benefit of Texas Capital. At the time of Cash delivery, Contractor shall pick up any ICB Checks in the Covered SSMs for delivery to Texas Capital within 48 hours. In addition, at the time of Cash delivery to a Covered SSM, any Cash then remaining in such Covered SSM shall be removed by Contractor for redelivery to the Correspondents as provided herein and in Contractor's agreement with Texas Capital.

         (c) In the event the Federal Reserve Bank or any branch offices thereof (collectively, "FEDERAL RESERVE Bank") or a Correspondent cannot supply Texas Capital with the volume of fit U.S. currency and coin required to meet the currency needs of the Covered SSMs, Texas Capital shall use its best commercially reasonable efforts to obtain as much of such currency and coin as possible to meet such currency and coin needs.


----------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.


                                       4                 CASH SERVICES AGREEMENT

         3. Redelivery of the Cash to Texas Capital

         (a) Texas Capital may demand, at any time without notice or qualification, and direct Contractor and each Correspondent to the effect that the Cash and ICB Checks then stored in the Covered SSMs or otherwise in the possession, custody or control of Contractor or a Correspondent be delivered to Texas Capital or its designee by Contractor or a Correspondent; provided, however, Texas Capital shall use commercially reasonable efforts to give ACE prior notice of such delivery request to allow Contractor to collect and deliver the Cash to the applicable Correspondent or Texas Capital's designee in an orderly fashion. Funds delivered to Texas Capital pursuant to this PARAGRAPH 3 shall in no event exceed the balance of all undispensed Cash stored in the Covered SSMs and ICB Checks in the SSMs or otherwise in the possession, custody or control of Contractor and the Correspondents. ACE shall be responsible for taking all commercially reasonable action necessary to ensure that Lessors and H&R cooperate with redelivery of Cash and delivery of ICB Checks to Contractor once Texas Capital has directed Contractor to redeliver the same to the Correspondent.

         (b) Texas Capital shall not be liable for any damages incurred by ACE due to the redelivery of the Cash to Texas Capital as provided in PARAGRAPH 3(a) above, nor for the resulting inability of customers of H&R to use the Covered SSMs because they then contain no currency or coin.

         (c) In lieu of the provisions of PARAGRAPH 3(a) above, Texas Capital may elect to receive from ACE (upon ACE's agreement thereto) good funds in an amount equal to the undispensed Cash and ICB Checks stored in the Covered SSMs and in the possession, custody or control of Contractor or the Correspondents, delivered to the Main Office of Texas Capital, by wire transfer or any other mutually agreed-upon method.

         (d) Non-Vault Cash removed by Contractor from Covered SSMs shall, after counting by Contractor, be returned to the applicable Correspondent's vault for credit to Texas Capital's account with such Correspondent. It is anticipated that such return shall generally occur at the same time as Contractor picks up the next Cash order placed by ACE with such Correspondent.

         4. SSM Transactions

         The Cash loaded in each Covered SSM (other than Non-Check SSMs) may be dispensed from Covered SSMs only to customers of H&R by means ICB Checks and no Cash in any Covered SSM may be dispensed except to customers of H&R pursuant to a special personal identification number of the customer provided by H&R.

         5. Settlement for Cash Disbursements

         (a) On each business day following the initial delivery of the Cash to any Covered SSM, ACE will deliver electronically to Texas Capital, at its central cash vault, a report substantially in the form attached hereto as EXHIBIT B or as otherwise agreed in writing between ACE and Texas Capital (the "DAILY REPORT") describing the cash withdrawal transactions occurring at Covered SSMs since the delivery of the previous Daily Report, including without limitation, a statement of (i) the total number of transactions involving the withdrawal of Cash from the Covered SSMs, (ii) the amount of Cash contained in the Covered SSMs, (iii) the total


                                       5                 CASH SERVICES AGREEMENT

Cash dispensed from the Covered SSMs, (iv) the total number of ICB Checks deposited in each Covered SSM, and (v) any other information Texas Capital may reasonably require to verify the amount of Cash stored in the Covered SSMs and in the possession, custody or control of Contractor (together, the "DAILY CASH POSITION").

         (b) The Daily Report and any related data shall contain sufficient detail and specificity to allow Texas Capital to accurately determine each day the Daily Cash Position. Texas Capital may also rely upon Contractor's reports and its Correspondents' on-line account reports in reconciling Cash and its Daily Cash Position.

         (c) All ICB Checks shall be delivered to Texas Capital by Contractor and shall be deposited into a segregated account established at Texas Capital (the "COLLECTION ACCOUNT") Each business day, Texas Capital shall reconcile the amounts in the Collection Account, including the difference between the amount Texas Capital collects for honoring ICB Checks through the Covered SSMs and the amount dispensed to H&R customers in Cash through Covered SSMs (the "SETTLEMENT AMOUNT") as reflected on the Daily Report. With respect to the Non-Check SSMs, Texas Capital shall accept a wire for reimbursement that is transmitted pursuant to a data file request made by ACE. ACE covenants and agrees that any such data file shall segregate, with machine identification, ICB Cash withdrawn from Non-Check SSMs.

         (d) The Settlement Amount shall be withdrawn on a daily basis by Texas Capital and deposited into a special non-interest bearing reserve account (the "RESERVE ACCOUNT") established at Texas Capital and pledged by ACE to Texas Capital pursuant to a pledge and account control agreement to secure ACE's performance under this Agreement and each agreement related hereto, including but not limited to the payment of all fees and expenses incurred by Texas Capital related to Contractor expenses, legal fees and expenses, insurance expenses and courier expenses. The Reserve Account will be held by Texas Capital until the Final Settlement (defined hereinafter). To the extent that any ICB Checks are unpaid for any reason after the normal collection process or Texas Capital is not reimbursed the first business day after Cash is withdrawn from Non-Check SSMs, Texas Capital is irrevocably authorized to debit such amounts directly against the Reserve Account. If after any unpaid ICB Checks are charged against the Reserve Account and the remaining balance in the Reserve Account is equal to or exceeds $1,000,000, ACE shall be authorized to collect such ICB Checks for its own account.

         (e) After delivery by ACE of an officer's certificate from an authorized officer covered by ACE's directors' and officers' general liability policy certifying the accuracy of the reconciled amount within such period and that there has been no breach by ACE of this Agreement, ACE will be paid the Reserve Account minus (i) $1,000,000, (ii) all fees earned by Texas Capital during such period and (iii) all expenses incurred by Texas Capital during such period from the Reserve Account based on calculations as of the 15th day of each calendar month and the first day of each calendar month commencing on January 15, 2003 through the Final Settlement, the payments for such periods to be delivered to ACE no later than two business days after the end of each such period, provided that in no case shall Texas Capital be required to reduce the Reserve Account below $1,000,000.

         (f) Texas Capital may also establish any number of other accounts at Texas Capital for the administrative convenience of Texas Capital. Specifically, Texas Capital will establish a


                                       6                 CASH SERVICES AGREEMENT

Fee/Expense Account (the "FEE/EXPENSE ACCOUNT") against which Texas Capital will charge on the 15th day of each calendar month and the first day of each calendar month all known fees and expenses owing to Texas Capital pursuant to this Agreement and all of the other agreements related hereto. Funds transferred into the Fee/Expense Account shall be transferred from the Reserve Account and to the extent the Reserve Account balance falls below $1,000,000 as a result of such transfer, ACE shall replenish the Reserve Account to an amount equal to or exceeding $1,000,000 by 11:00 a.m. on the business day following the business day on which the Reserve Account balance fell below $1,000,000. Notwithstanding any other provision in this PARAGRAPH 5(e), to the extent that ACE is in breach of this Agreement or any agreement related hereto or this Agreement has been terminated or any reason, Texas Capital may transfer funds into the Fee/Expense Account from the Collection Account or the Reserve Account and collect such fees as frequently as Texas Capital deems appropriate.

         (g) Prior to the final settlement (the "FINAL SETTLEMENT") of each of the accounts described in this PARAGRAPH 5, ACE shall provide to Texas Capital a certificate of an authorized officer of ACE who is covered by ACE's directors' and officers' and general liability policy but not by the insurance policy attached as EXHIBIT C hereto certifying that (i) ACE has used its best efforts, by contacting ICB and taking other commercially appropriate action, to determine that there are no outstanding and unpaid ICB Checks that will not be paid for any reason, (ii) ACE has contacted Lessors to determine that there are no additional fees or expenses owing to Lessors, (iii) to the best of such officer's knowledge, there are no unpaid fees owing under this Agreement (other than fees owed directly to Texas Capital for its services under this Agreement) or any agreement related hereto and (iv) to the best of such officer's knowledge, no employee, officer or director of ACE has had access to any Cash, ICB Checks or any Covered SSM other than officers and employees covered by the insurance policy attached as EXHIBIT C hereto. Within two business days after ACE has provided the referenced officer's certificate, all accounts have been reconciled, all fees and expenses of Texas Capital have been paid by ACE, all ICB Checks have been collected by Texas Capital (or transferred to ACE under Section 5(d), Contractor has delivered to Texas Capital all Cash and ICB Checks from the Covered SSMs and all Cash supplied to ACE during the term of the Agreement have been returned to Texas Capital in an amount not less that the amount of Cash provided by Texas Capital to ACE during the term of this Agreement, Texas Capital shall complete the process of Final Settlement and deliver to ACE the remaining balance, if any, in the Reserve Account and all other accounts maintained pursuant to this Agreement. Notwithstanding anything contained in this PARAGRAPH 5, ACE will remain responsible to Texas Capital and Texas Capital shall remain responsible to ACE for any fees or expenses that are related to this Agreement or any agreement related hereto and that are identified after Final Settlement. To the extent that any such fees or expenses are identified, the obligated party shall pay all such fees and expenses within two business days of receipt of notice of same. Both ACE and Texas Capital shall endeavor to complete the Final Settlement process within 30 calendar days after the earlier of the expiration or termination of this Agreement.

         6. Risk of Loss

         Upon deposit of the Cash by Contractor, or an ICB Check by a customer of H&R, into a Covered SSM, ACE shall bear all risk of loss and all liability with respect to any of the Cash, ICB Checks and any and all activities related to the use of the Covered SSMs including, but not limited to, loss due to theft, damage, or destruction of the Cash and ICB Checks, malfunction of


                                       7                 CASH SERVICES AGREEMENT
any Covered SSM, injuries incurred or torts inflicted directly or indirectly related to the use of any Covered SSM or the receipt of Cash or the misfeasance or malfeasance of ACE its agents or employees, excepting, however, losses directly attributable to Contractor. Texas Capital and ACE shall each cooperate with and comply with all reasonable requests by each other for documents, statements or any other proofs relating to any claims for reimbursement or recovery from other persons.

         7. Indemnity

         (a) Regardless of the existence or continuation of an insurance policy related to any of the matters described in this PARAGRAPH 7, ACE shall indemnify, defend and hold harmless Texas Capital from, for and against any and all losses, costs (including but not limited to legal and consulting fees and expenses), expenses, claims, damages, suits, causes of action, and judgments suffered by, asserted against, or recovered from Texas Capital as a result of the transactions contemplated in this Agreement or breach of this Agreement by ACE or otherwise in connection with or as a result of this Agreement or any related documents, including but not limited to accidental loss, theft or mysterious disappearance of any of the Cash or ICB Checks, or both, or losses of or the failure of ICB to honor any ICB Check, however caused, THE NEGLIGENCE OF TEXAS CAPITAL, EXCEPT FOR ANY LOSS RESULTING FROM THE SOLE NEGLIGENCE OR WILLFUL MISCONDUCT OF TEXAS CAPITAL OR ITS EMPLOYEES, AGENTS (OTHER THAN ACE) OR REPRESENTATIVES, including, but not limited to, any loss resulting from the operation or maintenance of the Covered SSMs, including any malfunctions thereof, or losses resulting from actions of Lessors, but excluding losses directly attributable to Contractor or Correspondents.

         (b) In addition to the indemnification set forth in PARAGRAPH 7(a) above, ACE agrees to indemnify, defend and hold harmless Texas Capital, its officers, directors, employees, attorneys, accountants, and agents from, for and against any and all losses, costs, claims, damages, suits, causes of action, and judgments suffered by, asserted against, or recovered from Texas Capital or liabilities or penalties (including, but not limited to, any penalties imposed by any governmental entity or agency) and expenses (including, but not limited to, reasonable attorneys' fees) suffered or incurred by Texas Capital as a result of or arising out of, or attributed, directly or indirectly, to the performance or non-performance of any services or of any obligation under this Agreement by ACE, its agents (including Lessors) or employees, but excluding losses directly attributable to Contractor or Correspondents.

         8. Fees and Expenses

         Fees and expenses under this Agreement shall be determined and payable in accordance with the provisions of ANNEX II hereto.

         9. Examinations and Audits

         (a) ACE shall allow Texas Capital and its designees, including any regulatory or supervisory body to which Texas Capital is subject, to examine and audit such book, records, reports from audits conducted by ACE or its agents regarding the Cash, ICB Checks and the Covered SSM facilities which Texas Capital or its designees may reasonably deem appropriate


                                       8                 CASH SERVICES AGREEMENT
in order to determine compliance with the terms of this Agreement, the Operating Agreement and applicable laws and regulations. ACE shall have the right to have an employee or agent present at all times during any examination or audit of its records or facilities. Such routine examinations and audits shall be conducted during ACE's normal business hours, if commercially possible. In the event of any financial discrepancies, Texas Capital's records of the amounts disbursed, amounts received by Texas Capital and amounts owed by ACE to Texas Capital shall be presumptively correct, absent manifest error in computation.

         (b) Texas Capital shall allow ACE and its designees, to examine and audit such books, records and reports related to the ICB Checks and any of the accounts established by Texas Capital or the Contractor in connection with this Agreement.

         10. Insurance

         ACE shall maintain and furnish written evidence, including a Certificate of Insurance, of insurance in the form attached hereto as EXHIBIT C (the "SPECIAL POLICY") and such other insurance policies as may be reasonably requested by Texas Capital, provided that the Special Policy shall (i) be in the minimum amount of $15,000,000, (ii) have a deductible of no more than $500,000,
(iii) provide that Texas Capital shall receive no less than 30 days written notice prior to the effectiveness of any policy change or cancellation and (iv) shall provide that Texas Capital may pay any unpaid premium under the Special Policy such that the policy remains in effect. In addition, ACE shall pay the policy premiums for up to an additional $5,000,000 of coverage similar to the Special Policy that may be purchased separately by Texas Capital for its sole benefit.

         11. Term; Termination; Survival

         This Agreement shall be effective from the date of execution and shall continue until the earlier to occur of: (i) March 31, 2003; or (ii) termination by either party as provided in this PARAGRAPH 11. This Agreement may be terminated upon the occurrence of any of the following conditions:

         (a) By either party immediately:

         (1) upon written notice from the non-breaching party to the breaching party, in the event of material breach of any provision of this Agreement (other than those events described in PARAGRAPHS 11(b) and 11(c) below), if such material breach has not been cured within 24 hours of an earlier written notice specifying the nature of the breach;

         (2) in the event that either party to this Agreement shall: (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or in the future in effect, (ii) seek the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iii) make a general assignment for the benefit of creditors, (iv) fail generally to pay its debts as they become due, or (v) take any corporate action to authorize any of the foregoing; or


                                       9                 CASH SERVICES AGREEMENT

         (3) in the event that an involuntary case or other proceeding shall be commenced against either party to this Agreement seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or in the future in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or any order for relief shall be entered against any party to this Agreement under the federal bankruptcy laws.

         (b) Immediately upon written notice by Texas Capital:

         (1) if the Reserve Account balance falls below $1,000,000 and ACE has not replenished such account balance to at least $1,000,000 by 11:00 a.m. on the business day following the business day of such deficiency;

         (2) upon cancellation, reduction or non-renewal of insurance required to be carried by ACE pursuant to PARAGRAPH 10 above unless such insurance has, prior to cancellation, reduction or non-renewal, been replaced by a carrier and on terms reasonably acceptable to Texas Capital;

         (3) after 24 hours notice from Texas Capital to ACE that Texas Capital has decided to terminate this Agreement for any reason;

         (4) upon Texas Capital's determination that it needs the Cash to meet depositor demands or regulatory requirements; or

         (5) upon receipt of notice from ACE that it cannot comply with regulatory requirements referenced in PARAGRAPH 1(i) of this Agreement.

         (c) If Texas Capital determines in its reasonable discretion that a breach has occurred under PARAGRAPHS 1(d), 1(e), 1(f) or L(h):

         (1) Texas Capital may terminate this Agreement immediately upon written notice to ACE, if Texas Capital has further determined (in its reasonable discretion and in good faith) such breach was intentional on the part of ACE or as a result of gross negligence; or

         (2) Texas Capital may terminate this Agreement immediately upon written notice to ACE if there are any changes to Regulation D or other applicable regulations of the Board of Governors of the Federal Reserve System that either
(A) prohibit Texas Capital from performing under the Agreement, or (B) cause performance by Texas Capital under the Agreement to become, in its reasonable discretion, economically infeasible, unless ACE consents and agrees to pay to Texas Capital an amount sufficient to compensation Texas Capital for the economic consequences of such change.

         (d) ACE may terminate this Agreement immediately upon 24 hours written notice to Texas Capital for any reason and ACE shall only be liable for the fees and expenses described on ANNEX II hereto.

         In all other cases other than clause (a) through (c) above, Texas Capital may: (i) suspend its obligations under PARAGRAPH 2(a) if such breach remains unremedied for 24 hours following


                                       10                CASH SERVICES AGREEMENT
notice by Texas Capital to ACE of such breach (the "DEFAULT NOTICE"); and (ii) immediately terminate this Agreement if such breach remains unremedied for 24 hours following the date of the Default Notice by Texas Capital to ACE.

         Upon termination of this Agreement as provided in this PARAGRAPH 11, ACE shall immediately, following demand by Texas Capital, cause each Covered SSM to be available so Contractor can redeliver the Cash and ICB Checks as provided in PARAGRAPH 3 above. ACE shall be responsible and liable for: (i) collecting and delivering to Texas Capital all ICB Checks and Settlement Funds, if any, in the possession of ACE; and (ii) using its best commercially reasonable efforts to insure that no one interferes with Contractor such that Contractor can redeliver Cash and deliver ICB Checks to Texas Capital or its Correspondents in accordance with the terms of this Agreement. Notwithstanding the termination of this Agreement as provided in this PARAGRAPH 11, the obligations of the parties hereto under PARAGRAPHS 3, 5, 6, 7, 8, 9 and 11 shall survive and continue in full force and effect so long as any of such obligations remain outstanding, unperformed or unpaid.

         Upon termination of this Agreement pursuant to PARAGRAPH 11(c)(2) or as a result of Texas Capital requiring the Cash to meet depositor demands, Texas Capital will refund to ACE a pro rated portion of the fee paid under ANNEX II, PARAGRAPH (a) in an amount equal to the difference between the Minimum Fee (defined in ANNEX II) and the amount of the utilization fee earned pursuant to ANNEX II, PARAGRAPH (a). In all other events, all fees and expenses payable under ANNEX II, PARAGRAPH (a) shall be fully earned and payable upon the execution of this Agreement.

         12. Assignment

         Neither party may assign this Agreement to any other person, firm or entity without the prior written consent of the other party.

         13. Notices

         All notices, requests and approvals required to be in writing by this Agreement, unless otherwise provided in this Agreement, shall be in writing, (i) mailed postage prepaid, or personally delivered by overnight or other courier service, to the address of the parties as indicated below unless notice is given in writing of a change in address pursuant to this PARAGRAPH 13, and then to that address, or (ii) made by facsimile machine delivered or transmitted to the party to whom such notice or communication is directed to the Fax Number indicated below:

         to Texas Capital:  Texas Capital Bank, National Association
                            2100 McKinney Avenue, Suite 900
                            Dallas, Texas 75201
                            Attention: Ronald K. Baker, Executive Vice President Fax Number: (214) 932-6607

         to ACE:            Ace Cash Express, Inc.
                            1231 Greenway Drive, Suite 600
                            Irving, Texas 75038
                            Attention: Joe Conner
                            Fax Number: (972) 582-1464


                                       11                CASH SERVICES AGREEMENT

         Any notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid, or, if mailed (sent postage prepaid) three (3) days following the date it is mailed as aforesaid; or, if transmitted by facsimile machine, or personally delivered on the day that such notice is transmitted or delivered as aforesaid.

         14. Representations and Warranties

         ACE represents and warrants that, as of the date of this Agreement, each of the following statements are true and correct:

         (a) ACE is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation.

         (b) ACE is qualified to do business in all jurisdictions where the nature of the business described in this Agreement requires qualification and has each license, permit or other authorization necessary to conduct the business contemplated by this Agreement and each other agreement related hereto.

         (c) The board of directors of ACE has duly authorized the execution, delivery, and performance of this Agreement and each of the agreements related hereto and ACE has full legal right, power, and authority to execute, deliver, and perform under this Agreement and the other agreements to be executed by ACE.

         (d) The fees charged or proposed to be charged by ACE for use of the Covered SSMs by H&R customers comply with all the statutes, rules, regulations, licenses, permits and authorizations related to such fees in each of the states in which any Covered SSM will be located.

         (e) The execution or delivery of this Agreement or any of the other agreements related hereto and performance thereunder does not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of any other agreement of ACE which would result in a material adverse effect on ACE, and no other consent, (other than as described in this PARAGRAPH 14) approval, or other action by, notice to or filing with any other person or entity is required for the effectiveness of this Agreement.

         (f) ACE is in compliance with each of the terms and conditions of its agreements with H&R other than the number of operating SSMs.

         (g) ACE is in compliance with each of the terms and conditions of its agreements with Lessors.

         (h) ACE may pledge its interest in the Reserve Account to Texas Capital to secure payment and performance of its obligations under this Agreement and such pledge does not


                                       12                CASH SERVICES AGREEMENT
violate in any material respect any other agreement to which ACE is a party or by which its assets are bound.

         15. Covenants

         As long as ACE has any continuing obligations under the terms of this Agreement or any other agreement related hereto, ACE agrees to:

         (a) Maintain each license, permit or other authorization required to conduct the business contemplated by this Agreement and each other agreement related hereto.

         (b) Comply with each of the terms and conditions contained in the H&R agreement executed by ACE and related to this Agreement.

         (c) Comply with each of the terms and conditions contained in the Lessors agreement executed by ACE and related to this Agreement.

         (d) Maintain a balance of no less than $1,000,000 in the Reserve
Account.

         (e) Not to charge any fee or other charge for use of any Covered SSMs by H&R customers that fails to comply with any of the statutes, rules, regulations, licenses, permits or authorizations related to such fees or charges in each of the states in which any Covered SSM is located.

         (f) Not put any of its own U.S. currency into any Covered SSM or otherwise commingle any Cash, ICB Checks (other than returned checks charged to the Reserve Account pursuant to PARAGRAPH 5(d) or Settlement Funds with any other cash or accounts in the possession custody or control of Correspondents, Contractor or ACE.

         (g) Continue to provide the Daily Report in form, format and substance acceptable to Texas Capital.

         (h) Pay all legal fees and expenses of Texas Capital in connection with a breach of any provision of this Agreement or any of the other agreements related hereto, termination of the Agreement, collection of ACE's obligations, or enforcement of Texas Capital's rights or remedies hereunder.

         (i) Maintain the automatic endorsement of each check deposited into a Covered SSM to read, "Pay to the order of Texas Capital Bank, National Association".

         (j) To the extent that the insurance company rating of the issuer of the Special Policy shall fall below a Best rating of "A", provide a replacement policy acceptable to Texas Capital with an insurance company with a Best rating of "A" or higher.

         (k) To the extent that ACE or any of its officers or directors determines that it has breached any term of this Agreement or any of the agreements related hereto or that ACE is in default of any such agreement or ACE's credit facilities, provide Texas Capital with written notice detailing the nature and scope of such breach or default.


                                       13                CASH SERVICES AGREEMENT

         (l) During the term of this Agreement, keep in effect a directors' and officers' and general liability insurance policy (in coverage and amount and from a carrier satisfactory to Texas Capital).

         (m) No employee of ACE other than an employee, officer or director covered by the Special Policy will have access to any Cash, ICB Checks or any Covered SSM other than ICB Checks returned to ACE under PARAGRAPH 5(d).

         (n) ACE will take any and all actions as Texas Capital may, from time to time, deem reasonably necessary or proper to effect the purposes of this Agreement or in connection with any of ACE's obligations under this Agreement or any agreement related hereto.

         16. Conditions Precedent to Effectiveness and the Initial Funding

         (a) ACE shall establish the Reserve Account with Texas Capital in a minimum amount of $1,000,000 and shall pledge such account to Texas Capital pursuant to a Deposit Account Security and Control Agreement;

         (b) ACE shall cause H&R to execute and acknowledge in the form of EXHIBIT D hereto that, among other things, H&R has no interest in the Cash or ICB Checks in the Covered SSMs or any of the Settlement Funds from ICB Checks in the Covered SSMs;

         (c) ACE shall cause Lessors to execute and acknowledge in substantially the form of EXHIBIT E hereto that, among other things, none of the Lessors have any interest in the Cash or ICB Checks in the Covered SSMs or any of the Settlement Funds from ICB Checks in the Covered SSMs;

         (d) ACE shall cause its Lender, Wells Fargo Bank, N.A. as Agent, to execute and acknowledge in the form of EXHIBIT F hereto that, among other things, all Cash, Settlement Funds and ICB Checks located in the Covered SSMs or in the process of collection are the sole property of Texas Capital and that neither ACE nor Wells Fargo Bank, N.A., as Agent or otherwise, has any interest in the same;

         (e) ACE and Texas Capital shall execute and deliver this Agreement and each related agreement to which they are parties in connection with this transaction, and each such agreement will be signed by an officer or director of ACE covered by ACE's directors' and officers' and general liability policy;

         (f) [omitted intentionally]

         (g) ACE shall provide to Texas Capital evidence that all insurance premiums for the issuance of the insurance policies required by PARAGRAPH 10 have been paid in full;

         (h) ACE shall caused to be delivered to Texas Capital a legal opinion of counsel to ACE in form and substance acceptable to Texas Capital and its counsel;

         (i) [omitted intentionally]


                                       14                CASH SERVICES AGREEMENT

         (j) ACE shall provide evidence that it has changed the automatic endorsement of each check deposited into a Covered SSM to read, "Pay to the order of Texas Capital Bank, National Association";

         (k) ACE shall execute and deliver such other documents and agreements reasonably requested by Texas Capital that are related to this transaction; and

         (l) ACE shall provide Texas Capital a copy of its effective directors' and officers' and general liability insurance policy and the Special Policy.

         17. Waiver

         No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

         18. Governing Law

         This Agreement shall be governed by and interpreted under the laws of the State of Texas and the federal laws of the United States of America.

         19. Section Headings

         The Section headings in the Agreement are for purposes of reference only and shall not limit or affect any of the terms herein.

         20. Entire Agreement; Modification; Inconsistencies

         THIS AGREEMENT, AS WELL AS THE EXHIBITS REFERENCED HEREIN, CONSTITUTE THE ENTIRE AGREEMENT BETWEEN TEXAS CAPITAL AND ACE RELATING TO THE SUBJECT MATTER HEREIN AND MAY NOT BE CHANGED ORALLY BUT ONLY BY A WRITTEN INSTRUMENT SIGNED BY BOTH PARTIES. THERE ARE NO RESTRICTIONS, PROMISES, WARRANTIES, COVENANTS OR UNDERTAKINGS, OTHER THAN THOSE EXPRESSLY SET FORTH OR REFERRED TO HEREIN. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN THE PARTIES WITH RESPECT TO SUCH SUBJECT MATTER. IN THE EVENT OF INCONSISTENCIES BETWEEN THIS AGREEMENT AND ANY OTHER RELATED AGREEMENT, OR INCONSISTENCIES BETWEEN THIS AGREEMENT AND THE OPERATING AGREEMENT, THE TERMS OF THIS AGREEMENT SHALL PREVAIL.

         21. Confidentiality

         The terms of this Agreement are confidential and, except for disclosure on a confidential basis to accountants, attorneys and other professional advisors retained in connection with this Agreement and the documents related to this Agreement or as may be required by statute, law or


                                       15                CASH SERVICES AGREEMENT
regulation, may not be disclosed in whole or in part to any other person or entity without the prior written consent of the party not seeking such disclosure.

         22. Arbitration

         (a) Upon the demand of any party, any dispute shall be resolved by binding arbitration (except as set forth in PARAGRAPH 22(e) below) in accordance with the terms of this Agreement. Any party may by summary proceedings bring an action in court to compel arbitration of a dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.

         (b) Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the foregoing documents. The arbitration shall be conducted at a location in Dallas, Texas selected by the AAA or other administrator. If there is any inconsistency between this Paragraph and such rules and statutes, this Paragraph shall govern and control. All statutes of limitation applicable to any dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under Section 91 of Title 12 of the United States Code or any similar applicable state law.

         (c) No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation, injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

         (d) Any dispute under this Agreement or any agreement related thereto shall be settled pursuant to arbitration conducted by a single arbitrator in Dallas, Texas. The arbitrator must be an active member of the Texas State Bar with expertise in the substantive law applicable to the subject matter of the dispute. The arbitrator is empowered to resolve disputes by summary rulings in response to motions filed prior to the final arbitration hearing. The arbitrator
(i) shall resolve all disputes in accordance with the substantive law of the State of Texas, (ii) may grant any remedy or relief that a court of the State of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who


                                       16                CASH SERVICES AGREEMENT
shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses).

         (e) Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrator shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrator shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error,
(ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the State of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of
(1) whether the findings of fact rendered by the arbitrator are supported by substantial evidence, and (2) whether the conclusions of law are erroneous under the substantive law of the State of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the State of Texas.

         (f) To the maximum extent practicable, the AAA, the arbitrator and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. Neither the arbitrator nor other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the foregoing documents or the subject matter of the dispute shall control. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement. This arbitration provision shall survive termination, amendment or expiration of any of the foregoing documents or any relationship between the parties.

         (g) Texas Capital and ACE hereby agree to keep all disputes and arbitration proceedings strictly confidential, provided, however, that Texas Capital and ACE may disclose such confidential information as is necessary in any litigation between Texas Capital and ACE or as required by applicable law and, on a confidential basis, to accountants, attorneys and other consultants in the ordinary course of business.



                                       17                CASH SERVICES AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

                       ACE CASH EXPRESS, INC.


                       By: /s/ Joe W. Conner
                           -----------------------------------------------------
                           Name: Joe W. Conner
                           Title: Sr. Vice President and Chief Financial Officer

                       TEXAS CAPITAL BANK, NATIONAL ASSOCIATION


                       By: /s/ Ronald K. Baker
                           -----------------------------------------------------
                           Ronald K. Baker, Executive Vice President


                             CASH SERVICES AGREEMENT
                                 SIGNATURE PAGE

                                    EXHIBIT A


                                  COVERED SSMS



                                                                       EXHIBIT A

ACE CASH EXPRESS, INC.
SSM LOCATIONS FY03

Texas Capital Bank Locations

   CENTER #    H&R BLOCK OFFICE ADDRESS             CITY                           STATE          OFFICE ZIP
   --------    ------------------------             ----                           -----          ----------
     6615      3750 WEST MCDOWELL                   PHOENIX                        AZ                85009
     6616      5127 W Indian School Rd              PHOENIX                        AZ                92105
     6617      5851 SO CENTRAL                      PHOENIX                        AZ                90007
     6632      657 WEST VALENCIA ROAD               TUCSON                         AZ                93308
     6633      7342 W. INDIAN SCHOOL RD.            PHOENIX                        AZ                95202
     6734      1062 N ARIZONA AVE                   CHANDLER                       AZ                80916
     6735      114 WEST 2ND STREET                  CASA GRANDE                    AZ                67217
     6736      4337 W BETHANY HOME RD.              GLENDALE                       AZ                66112
     6511      2200 Columbus St                     Bakersfield                    CA                85040
     6512      2512 Wilson Road                     Bakersfield                    CA                85706
     6513      920 CHESTER AVE.                     Bakersfield                    CA                85033
     6514      2437 NORTHGATE BLVD                  SACRAMENTO                     CA                85225
     6515      5211 Fruitridge Road                 SACRAMENTO                     CA                85222
     6516      6622 Florin Rd                       SACRAMENTO                     CA                85301
     6518      5723 Watt Ave                        NORTH HIGHLANDS                CA                93305
     6521      12 W Main St                         Merced                         CA                93304
     6526      14210 E. 14TH ST.                    SAN LEANDRO                    CA                93301
     6528      397 W. Highland Ave.                 SAN BERNARDINO                 CA                95833
     6529      9810 Sierra Ave # F                  Fontana                        CA                95820
     6530      12901 HAWTHORNE BLVD                 HAWTHORNE                      CA                95828
     6531      4520 ATLANTIC AVE                    Long Beach                     CA                95660
     6533      891 N GAREY AVE                      POMONA                         CA                95340
     6534      2307 Oakdale Rd Bldg #8, Ste. #2     MODESTO                        CA                94578
     6535      519 N GOLDEN STATE BLVD              TURLOCK                        CA                92404
     6548      3834 La Sierra Ave                   Riverside                      CA                92335
     6561      4243 EL CAJON BLVD.                  San Diego                      CA                95380
     6618      3020 S. FIGUEROA STREET              LOS ANGELES                    CA                90019
     6619      4855 W. PICO BLVD                    LOS ANGELES                    CA                90301
     6620      515 E MANCHESTER BLVD                INGLEWOOD                      CA                90806
     6621      2620 LONG BEACH BLVD                 Long Beach                     CA                91732
     6623      3580 M SANTA ANITA                   EL MONTE                       CA                91932
     6624      1181 PALM AVE                        IMPERIAL BEACH                 CA                92054
     6625      1829 S. COAST HIGHWAY                Oceanside                      CA                92105
     6626      1762 N EUCLID AVE                    San Diego                      CA                93702
     6627      3250 E TULARE AVENUE                 Fresno                         CA                95206
     6628      353 W. CHARTER WAY, SUITE C          STOCKTON                       CA                95670
     6629      10331 FOLSOM BLVD.                   RANCHO CORDOVA                 CA                93305
     6634      1801 NILES ST                        BAKERSFIELD                    CA                90247
     6635      1215-B OLIVE DRIVE                   BAKERSFIELD                    CA                93534
     6636      1446 N. HUNTER ST.                   STOCKTON                       CA                93726
     6637      1240 W REDONDO BEACH BLVD            GARDENA                        CA                95821
     6639      43537 13TH STREET WEST               LANCASTER                      CA                95116
     6737      4049 N. BLACKSTONE #101              FRESNO                         CA                68112
     6738      3447 WATT AVE.                       SACRAMENTO                     CA                68776
     6739      1939 ALUM ROCK, #C                   SAN JOSE                       CA                68510
     6741      5534 E. WHITTIER BLVD #C             CITY OF COMMERCE               CA                89431
     6742      2111 W. SUNSET BLVD.                 LOS ANGELES                    CA                89502
     6743      509/511 SWEETWATER ROAD              SPRING VALLEY                  CA                89701
     6745      9116 FOOTHILL BLVDE. #114            RANCHO CUCAMONGA               CA                89109
     6746      2085 W. SHAW, #105                   FRESNO                         CA                89030
     6803      14519 VANOWEN ST                     VAN NUYS                       CA                30114
     6804      5095 TELEGRAPH AVE                   OAKLAND                        CA                30161
     6805      849 JEFFERSON BLVD, STE. #102        WEST SACRAMENTO                CA                21061
     6806      4300 SONOMA BLVD, STE. 108           VALLEJO                        CA                43213
     6640      2919 & 2921 W. 38TH AVE.             DENVER                         CO                90022
     6748      3123 SOUTH ACADEMY BLVD.             COLORADO SPRINGS               CO                75216
     6749      122 N. BEACH STREET                  DAYTONA BEACH                  FL                76112
     6755      1552 RIVERSTONE PKWY., #140          CANTON                         GA                75227
     6758      400 EAST 2ND AVE.                    ROME                           GA                75227
     6670      2561 SOUTH SENECA, SUITE 30          WICHITA                        KS                90026
     6760      7616-18 STATE AVE                    KANSAS CITY                    KS                75224
     6763      123 N. CRAIN HWY. SUITE B            GLEN BURNIE                    MD                76116
     6612      7446 N 30 ST                         OMAHA                          NE                92505
     6688      2601 CORNHUSKER AVE.                 SOUTH SIOUX CITY               NE                91977
     6689      2365 O STREET                        LINCOLN                        NE                91730
     6690      2219 ODDIE BLVD                      SPARKS                         NV                93711
     6766      1025 S. WELLS AVE.                   RENO                           NV                76133
     6767      1426 EAST WILLIAM ST.                CARSON CITY                    NV                76135
     6788      3450 S. MARYLAND PKWY./BLVD. M       LAS VEGAS                      NV                79761
     6792      2105 CIVIC CENTER DR.                N. LAS VEGAS                   NV                78043
     6712      3350 CLEVELAND AVE                   COLUMBUS                       OH                43224
     6773      4005 E. BROAD STREET                 WHITEHALL                      OH                75062
     6507      3200 SOUTH LANCASTER, #156A          DALLAS                         TX                85031

     6549      5411 E Lancaster                     FT Worth                       TX                90250
     6553      1904 Martin L. King Blvd.            DALLAS                         TX                90807
     6554      2223 S. BUCKNER #237                 DALLAS                         TX                91768
     6555      270 WYNNEWOOD VILLAGE                DALLAS                         TX                95355
     6726      8458 CAMP BOWIE WEST                 FORT WORTH                     TX                91405
     6727      6246-A MCCART STREET                 FORT WORTH                     TX                94609
     6728      6738-C LAKE WORTH BLVD.              LAKE WORTH                     TX                95691
     6729      1221 W. AIRPORT FWY. #115            IRVING                         TX                94589
     6730      809 E BERRY                          FORT WORTH                     TX                80211
     6780      315 N HIGH                           LONGVIEW                       TX                76104
     6781      1809 W. LOOP 281 #114                LONGVIEW                       TX                75601
     6782      5038 MONTANA                         EL PASO                        TX                75604
     6783      1307 E 8TH STREET                    ODESSA                         TX                79903
     6793      2310 GUADALUPE ST.                   LAREDO                         TX                78745
     6794      512 W. STASSNEY, STE. 112            AUSTIN                         TX                78666
     6795      925B HIGHWAY 80                      SAN MARCOS                     TX                77301
     6796      1130 W. DALLAS ST.                   CONROE                         TX                77520
     6797      2313 N. ALEXANDER                    BAYTOWN                        TX                78041
     6798      1501 SAN BERNARDO                    LAREDO                         TX                75224
     6800      2639 S. HAMPTON RD.                  DALLAS                         TX                32114

                                    ANNEX II

                            FEE AND EXPENSE SCHEDULE

         (a) ACE shall pay Texas Capital for the Cash delivered under PARAGRAPH 2 and ICB Checks outstanding a utilization fee of *.

         (b) *.

         (c) ACE shall pay Texas Capital all other reasonable third-party expenses and fees that Texas Capital occurs in connection with this Agreement and each other related agreement, including but not limited to those fees charged by Contractor and Correspondents, strapping fees, insurance or bond coverage fees, fees for counting straps and currency, overnight delivery service fees and legal fees and expenses, SAVE AND EXCEPT, that ACE shall not be responsible for (i) the fees and expenses of Texas Capital's legal counsel in connection with the preparation and negotiation of this Agreement, and (ii) audit fees and expenses of the third-party auditor retained by Texas Capital.

         (d) All fees under this ANNEX II will be reported to ACE in the monthly account analysis statement ("STATEMENT") which will be provided to ACE within fifteen (15) days after the end of each calendar month. ACE hereby authorizes Texas Capital to, and Texas Capital will, debit ACE's Reserve Account maintained with Texas Capital on the fifteenth (15th) day of each calendar month and on the last day of each calendar month in an amount equal to the unpaid fees and expenses under this ANNEX II as of the end of such period, as calculated by Texas Capital in accordance with this Agreement, which calculation shall be binding and conclusive absent manifest error.


----------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                                                        ANNEX II

                                    ANNEX III

                             LIST OF CORRESPONDENTS


U.S. Bank National Association

Wells Fargo Bank, N.A.

Bank of America, N.A.



                                                                       ANNEX III